UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2012

Grandparents.com, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-21537	93-1211114
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

589 Eighth Avenue, 6th Floor New York, New York	10018
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 646-839-8800

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 14, 2012, Grandparents.com, Inc. (the “Company”) conducted a second closing (the “Second Closing”) of its private offering (the “Offering”) of a minimum of $250,000 up to a maximum of $3,500,000 of units, each unit consisting of a 12% secured convertible promissory note in the principal amount of $50,000 (collectively, the “Notes”) and a warrant to purchase shares of the Company’s common stock, par value $.01 per share, at an exercise price of $0.50 per share (collectively, the “Warrants”). At the Second Closing, the Company issued a Note in the principal amount of $300,000 and a Warrant to purchase 300,000 shares of the Company’s common stock to an accredited investor. The Second Closing was conducted pursuant to the Note Purchase Agreement entered into on December 7, 2012 (the “Purchase Agreement”). As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2012 (the “Initial Closing 8-K”), on December 7, 2012 the Company conducted an initial closing (the “Initial Closing”) pursuant to the Purchase Agreement at which the Company issued Notes in the aggregate principal amount of $550,000 and Warrants to purchase and aggregate of 550,000 shares of the Company’s common stock to two accredited investors. Including the Notes and Warrants issued at the Initial Closing, the Company has now issued Notes in the aggregate principal amount of $850,000 and Warrants to purchase an aggregate of 850,000 shares of common stock to a total of three accredited investors.

The Notes are secured by a first priority security interest in all of the assets of the Company pursuant to the terms of the Security Agreement dated December 7, 2012 (the “Security Agreement”). In addition, up to $1,000,000 in aggregate principal amount of the Notes is guaranteed by Steven Leber, Joseph Bernstein and Dr. Robert Cohen pursuant to the Limited Guaranty of Payment dated December 7, 2012 (the “Guaranty”). The Security Agreement and Guaranty were entered into in connection with the Initial Closing.

The descriptions of the terms of the Purchase Agreement, the Notes, the Warrants, the Security Agreement and the Guaranty are incorporated herein by reference to Item 1.01 of the Initial Closing 8-K. Such descriptions do not purport to be complete and are qualified in their entireties by reference to the form of Purchase Agreement, form of Note, form of Warrant, the Security Agreement and the Guaranty. The Company filed the form of Note and form of Warrant as Exhibits 4.1 and 4.2, respectively, to the Initial Closing 8-K. The Company will file the form of Purchase Agreement, the Security Agreement and the Guaranty as exhibits to its Annual Report on Form 10-K for the year ending December 31, 2012.

Item 1.02	Termination of a Material Definitive Agreement.

On December 14, 2012, the Company repaid $252,100 (consisting of principal and interest ) to satisfy and terminate a 10% promissory note issued to Vanessa de Oliveira on November 16, 2012 in the original principal amount of $250,000 (The “Bridge Note”). Upon repayment, the Bridge Note was terminated. The Bridge Note was to accrue interest at 10% per annum and was to mature on December 24, 2012. The Bridge Note would have become due and payable before maturity upon the earlier of the Company’s receipt of $1,000,000 in aggregate gross proceeds from the Offering or the occurrence of an event of default, as defined in the Bridge Note. The Company was permitted to prepay the Bridge Note without the holder’s consent and without penalty to the Company. Accordingly, there were no early termination penalties or other penalties associated with the termination of the Bridge Note.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference in response to this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure contained in Item 1.01 of this Report is incorporated herein by reference in response to this Item 3.02.

On December 19, 2012, the Company issued warrants to purchase 125,000 shares of common stock to Vanessa de Oliveira and 100,000 shares of common stock to Mel Harris (the “Bridge Warrants”). The Bridge Warrants are exercisable for a term of five years from the date of issuance and have an initial exercise price of $0.50 per share, subject to certain customary adjustments.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
4.1	Form of Note (incorporated by reference to Exhibit 4.1 to the Initial Closing 8-K)
4.2	Form of Warrant (incorporated by reference to Exhibit 4.2 to the Initial Closing 8-K)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2012	GRANDPARENTS.COM, INC.

	By:	/s/ Joseph Bernstein
Joseph Bernstein
Co-Chief Executive Officer, Chief Financial Officer and Treasurer